Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of First Community Corporation (the “Company”), each certify that, to his knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ended June 30, 2026 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael C. Crapps
Michael C. Crapps
Chief Executive Officer
August 12, 2026

/s/ D. Shawn Jordan
D. Shawn Jordan
Chief Financial Officer
August 12, 2026